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                                      PROXY

                                 SEMITOOL, INC.
                             655 West Reserve Drive
                               Kalispell, MT 59901

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING TO BE HELD ON FEBRUARY 13, 1997

     RAYMON F. THOMPSON and JOHN W. SULLIVAN (the "Proxies"), or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Semitool, Inc. (the "Company"), to be held on February 13, 1997, and any adjournment or postponement thereof.

     Election of all directors (or if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate). Director Nominees: RAYMON F. THOMPSON, HOWARD E. BATEMAN, RICHARD A. DASEN, DANIEL J. EIGEMAN AND CALVIN S. ROBINSON (the "Director Nominees").

     BOARD OF DIRECTORS' RECOMMENDATIONS: The Board of Directors recommends a vote FOR the election of the Director Nominees, FOR approval and ratification of the Amended and Restated Semitool, Inc. 1994 Stock Option Plan, as amended, and FOR ratification of appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for the fiscal year ending September 30, 1997.

     If  you  wish  to  vote  in   accordance   with  the  Board  of  Directors'
recommendations you need not mark any boxes, just sign and date on the reverse side.

               CONTINUED AND TO BE SIGNED ON REVERSE SIDE        [ SEE REVERSE]
                                                                 [    SIDE    ]


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[    X  ]  Please mark votes as in this example.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all Director Nominees. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

1.    Election of Directors (see reverse):

                 FOR         WITHHELD
                [    ]         [     ]

     [    ]
     For all Director Nominees except as noted above

2. To approve and ratify the Amended and Restated Semitool, Inc. 1994 Stock Option Plan, as amended, increasing the number of shares of Common Stock available for issuance thereunder by 200,000 shares from 900,000 shares to 1,100,000 shares:

                 FOR         AGAINST        ABSTAIN
                [    ]         [     ]         [    ]

3. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for the fiscal year ending September 30, 1997:

                 FOR         AGAINST        ABSTAIN
                [    ]         [     ]         [    ]

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Please sign exactly as your name appears herein and date where indicated. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:                                            Date:

Signature:                                            Date:

[     ]    MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW